Exhibit 99.1

MYLAN INC.

OFFER TO EXCHANGE

Up to $750,000,000 aggregate principal amount of 4.550% Senior Notes due 2028

CUSIP #628530 BG1, ISIN #US628530BG16

CUSIP #U62472 AK8, ISIN #USU62472AK81

for a like aggregate principal amount of 4.550% Senior Notes due 2028 which have been registered under the Securities Act of 1933, as amended

and

Up to $750,000,000 aggregate principal amount of 5.200% Senior Notes due 2048

CUSIP #628530 BH9, ISIN #US628530BH98

CUSIP #U62472 AL6, ISIN #USU62472AL64

for a like aggregate principal amount of 5.200% Senior Notes due 2048 which have been registered under the Securities Act of 1933, as amended

, 2018

To our Clients:

Enclosed for your consideration is a prospectus, dated as of                     , 2018 (as amended or supplemented, the “Prospectus”), relating to the offer (the “Exchange Offer”) of Mylan Inc., a Pennsylvania corporation (the “Company”), and Mylan N.V., a public limited liability company (naamloze vennootschap) incorporated and existing under the laws of the Netherlands (the “Guarantor”), to exchange (1) an aggregate principal amount of up to $750,000,000 of its 4.550% Senior Notes due 2028 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “2028 Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 4.550% Senior Notes due 2028 (the “2028 Restricted Notes”) and (2) an aggregate principal amount of up to $750,000,000 of its 5.200% Senior Notes due 2048 which have been registered under the Securities Act (the “2048 Exchange Notes” and, together with the 2028 Exchange Notes, the “Exchange Notes”) for a like aggregate principal amount of the Company’s issued and outstanding 5.200% Senior Notes due 2048 (the “2048 Restricted Notes” and, together with the 2028 Restricted Notes, the “Restricted Notes”). The terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes other than that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

The Restricted Notes are unconditionally guaranteed by the Guarantor (the “Restricted Note Guarantees”), and the Exchange Notes will be unconditionally guaranteed by the Guarantor (the “Exchange Note Guarantees”). Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, dated as of                     , 2018, relating to the Exchange Offer (the “Letter of Transmittal”), the Guarantor offers to issue the Exchange Note Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Restricted Note Guarantees of the Restricted Notes for which such Exchange Notes are issued in the Exchange Offer.

The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of April 9, 2018, by and among the Company, the Guarantor and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (“Representatives”) of the initial purchasers named in Schedules I(a) and I(b) to the Purchase Agreement, dated as of March 28, 2018, by and among the Company, the Guarantor and the Representatives. All references to the Exchange Notes and Restricted Notes include references to the related guarantees, as appropriate. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Restricted Notes held by us for your account but not registered in your name. A tender of such Restricted Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Restricted Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Restricted Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2018 unless extended by the Company in its sole discretion (such date and time as it may be extended, the “Expiration Date”). Any Restricted Notes tendered pursuant to the Exchange Offer may be withdrawn in accordance with the procedures set forth in the Prospectus at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Restricted Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer”.

3.

Any transfer taxes incident to the transfer of Restricted Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

4.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Restricted Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for informational purposes only and may not be used to tender Restricted Notes, unless you obtain a properly completed note power from us or arrange to have the Restricted Notes registered in your name. If we do not receive written instructions in accordance with the below and the procedures in the Prospectus and Letter of Transmittal, we will not tender any of the Restricted Notes on your account.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Restricted Notes.

This letter will instruct you to tender the Restricted Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

☐  Please tender the Restricted Notes held by you for the account of the undersigned as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF RESTRICTED NOTES

4.550% Senior Notes due 2028: $

5.200% Senior Notes due 2048: $

☐  Please do not tender any Restricted Notes held by you for the account of the undersigned.

* Restricted Notes may only be tendered in the minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. Unless otherwise indicated, the entire principal amount for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Restricted Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Restricted Notes, including but not limited to the representations that the undersigned (1) is not an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company or the Guarantor, (ii) is not participating in, does not intend to participate in and has no arrangement or understanding with any person to participate in, a “distribution” as defined in the Securities Act, of the Exchange Notes to be acquired pursuant to the Exchange Offer, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Restricted Notes acquired for its own account directly from the Company. If a holder of the Restricted Notes (a) is an “affiliate”, as defined in Rule 405 under the Securities Act, of the Company or the Guarantor, (b) is not acquiring the Exchange Notes in the ordinary course of its business, (c) is participating in, intends to participating or has no arrangement or understanding with any person to participate in, a “distribution” as defined in the Securities Act, of the Exchange Notes or (d) is a broker-dealer that has acquired the Restricted Notes for its own account directly from the Company, such holder and such broker-dealer may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any resale transaction.

SIGN HERE

Dated:

Signature(s):

Print Name(s):

Address:

(Please include Zip Code)

Telephone Number

(Please include Area Code)

Tax Identification Number or Social Security Number:

None of the Restricted Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Restricted Notes held by us for your account.

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